UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 19, 2021

OPTION CARE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015
(Address of principal executive offices)

(312) 940-2443
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

Item 5.07 Submission of Mattes to a Vote of Security Holders.
On May 19, 2021, Option Care Health, Inc. (the "Company") held its 2021 Annual meeting of Stockholders (the "Annual Meeting"). The proposals considered at the Annual Meeting are described in the Company's 2021 Proxy Statement filed with the Securities and Exchange Commission on April 7, 2021. The final voting results for each of the proposals submitted to a vote of the stockholders are set forth below:
1.Election of ten directors for a term expiring at the next annual meeting of stockholders of the Company or until their successor are elected and qualified:

Name	For	Withheld	Broker Non-Votes
John J. Arlotta	157,003,459	465,148	8,481,863
Elizabeth Q. Betten	155,263,014	2,205,593	8,481,863
David W. Golding	157,032,994	435,613	8,481,863
Harry M. Jansen Kraemer, Jr.	139,969,886	17,498,721	8,481,863
Alan Nielsen	157,056,553	412,054	8,481,863
R. Carter Pate	157,044,282	424,325	8,481,863
John C. Rademacher	157,056,129	412,478	8,481,863
Nitin Sahney	157,088,934	379,673	8,481,863
Timothy Sullivan	151,026,444	6,442,163	8,481,863
Mark Vainisi	151,213,477	6,255,130	8,481,863
2. The ratification of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021:

For	Against	Abstain	Broker Non-Votes
165,698,420	97,404	154,646	N/A
3. The non-binding advisory vote to approve executive officer compensation:

For	Against	Abstain	Broker Non-Votes
156,636,401	651,908	180,298	8,481,863
4. The approval of an amendment to the Option Care Health, Inc. 2018 Equity Incentive Plan for the reservation of an additional 5,000,000 shares of the Company's common stock for future issuance under such plan:

For	Against	Abstain	Broker Non-Votes
156,856,891	433,891	177,825	8,481,863

   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Date:	May 21, 2021	By:	/s/ Michael Shapiro
Michael Shapiro
Chief Financial Officer and Senior Vice President